Exhibit 99.1

ATLANTICUS HOLDINGS CORPORATION CLOSES SALE OF $167.3 MILLION ASSET BACKED SECURITIZATION TO SUPPORT THE FORTIVA® BRAND

ATLANTA, GA, November 5, 2018 -- Atlanticus Holdings Corporation (NASDAQ: ATLC) (“Atlanticus”, “we”, “our” or “us”), a technology enabled consumer finance company, today announced an agreement to sell $167.3 million of asset backed securities (“ABS”) secured by Fortiva® branded retail point-of-sale receivables (the Fortiva Retail Credit Master Note Business Trust Series 2018-One). The transaction represents the first term ABS issuance sponsored by us since 2004 and follows the closing of our $100.0 million revolving credit facility in June 2018 secured by Fortiva® branded general-purpose credit card receivables.

Proceeds from the sale of the ABS will be used to pay down certain existing term and revolving credit facilities and fund the acquisition of additional receivables. These repayments will then create more than $145.0 million of undrawn bank commitments to allow for future investments in retail point-of-sale receivables. The terms of the ABS allow for a two-year revolving structure with a subsequent 18-month amortization period. The weighted average interest rate on the securities is 5.76%.

“The sale of these asset backed securities reflect the continued demand both by consumers and investors for financial products that provide consumers with flexible financing options for purchases,” said Jeff Howard, President, Atlanticus Holdings Corporation. “Coupled with the recent closing of a revolving credit facility secured by Fortiva® branded general-purpose credit card receivables, we continue to be well positioned to execute growth strategies for both product classes and we are excited to continue assisting financial institutions in the offering of financial products and services to consumers that are overlooked by the traditional banking system.”

About Atlanticus Holdings Corporation
Founded in 1996, our businesses, including the Fortiva® branded products, utilize proprietary analytics and a flexible technology platform to enable financial institutions to provide various credit and related financial services and products to the financially underserved consumer credit market. We apply the experience gained and infrastructure built from servicing over 17 million customers and $25 billion in consumer loans over our 22-year operating history to support lenders that originate a range of consumer loan products. These products include retail credit, personal loans, and credit cards marketed through our omni-channel platform which includes, retail point-of-sale, direct mail solicitation, Internet-based marketing, and partnerships with third parties. Additionally, through its CAR subsidiary, Atlanticus serves the individual needs of automotive dealers and automotive non-prime financial organizations with multiple financing and service programs.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning use of proceeds from the sale of asset backed securities; growth and funding strategies; and consumer demand for our products. Although Atlanticus believes the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and you should not place undue reliance on such statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the timing and financing of originations; and other risk factors detailed from time to time in Atlanticus’ reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. Atlanticus undertakes no obligation to update or revise any forward-looking statement, except as may be required by law.